中国银行(香港)有限公司
BANK OF CHINA (HONG KONG) LIMITED

Ref.: L/CFM(2)/212/10/100768,769,770/F/52174

Date: 15th July 2011

COGO GROUP, INC.

Dear Sirs,

Re : General Banking Facilities
Borrower(s) : (1) Comtech Broadband Corporation Limited
(2) Comtech International (Hong Kong) Limited
(3) Keen Awards Limited

We are pleased to confirm that the following banking facilities relating to guarantee(s) provided by you in favour of us were made available to the above Borrower as at 15th July 2011:

Facility(ies)	**Amount**
IIF (75 days)/EID (75 days)	USD39,500,000.00

The facts above are given as at 15th July 2011 without any responsibility or liability whatsoever on the part of the Bank or its officials for or in respect of any of such facts or any defect in or omission from such facts.

Yours faithfully,
For Bank of China (Hong Kong) Limited

Authorized Signature(s)

西九龍海輝道11號奧海城中銀中心17樓
17/F, Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com